Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Signs Unhedged Long-Term Sales Contracts with Two Prominent U.S. Utilities

1.1 million pounds delivered over six years, with no floors, ceilings, discounts or fixed pricing

Every pound delivered at market prices, extending UEC’s unhedged strategy that delivered a peer-leading average price of $93.13 per pound in fiscal year 2026

Corpus Christi, TX, November 5, 2026 – Uranium Energy Corp (NYSE American: UEC) (the “Company” or “UEC”) is pleased to announce that the Company’s subsidiary UEC US Uranium LLC has entered into definitive long-term sales agreements with two prominent U.S. nuclear utilities. The supply contracts cover a total of 1,100,000 pounds of uranium concentrates (U3O8) to be delivered over six years. Each delivery will be priced at prevailing spot market prices, keeping the Company fully unhedged to future uranium prices. Deliveries under each contract are scheduled at 100,000 pounds per year, from 2027 through 2032 under one contract, and from 2028 through 2032 under the other.

Scott Melbye, Executive Vice President, stated:

“UEC is honored to partner with these leading American utilities, providing them reliable and competitive supply from America’s largest uranium company. With a widening global supply deficit and continued U.S. reliance on imported uranium, we believe domestic production is becoming increasingly valuable for supply assurance and national security objectives. These contract terms reflect our patient and disciplined unhedged sales approach, which has delivered peer-leading realized pricing and gives our shareholders further exposure to tightening market conditions.”

Alongside ongoing discussions with other U.S. and international utilities, demand for domestic uranium is also growing from the U.S. Government. The National Nuclear Security Administration has outlined a need for 4 million pounds per year of unobligated U.S.-origin uranium, with deliveries as soon as 2030, and the U.S. Army plans to deploy more than 20 microreactors with a similar requirement. UEC has affirmed it is positioned to support these needs from our Texas and Wyoming operations and believes the Company’s measured approach to the uranium market will allow it to provide pounds for both national security and utility requirements.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing uranium company. The Company controls the largest uranium resource base and the most licensed production capacity in the United States, totaling approximately 12 million pounds per year across its Wyoming and South Texas platforms. In Canada, the Company controls one of the most extensive land and resource portfolios in the Athabasca Basin, anchored by the Roughrider Project in Saskatchewan. Through its wholly owned subsidiary, United States Uranium Refining & Conversion Corp, UEC is pursuing domestic refining and conversion capabilities to further strengthen the U.S. nuclear fuel supply chain. UEC maintains a 100% unhedged uranium strategy, providing full exposure to uranium market fundamentals. The Company is managed by professionals with decades of experience across uranium exploration, development, production and fuel cycle infrastructure.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: A0JDRR

ISIN: US9168961038

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” "pending" or “potential.” Forward-looking statements in this news release include, without limitation, statements regarding the Company’s expectations regarding uranium markets and demand, expectations regarding entering into supply agreements with U.S. and non-U.S. utilities and expectations of the Company’s ability to satisfy demand for domestic uranium from utilities and the U.S. Government. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to differ materially. These risks and uncertainties may include, among others: accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays or failure in obtaining governmental approvals or permits, title disputes or claims limitations; any deterioration in political support for nuclear energy or uranium mining; changes in government regulations and policies; changes in demand for nuclear power; weather and other natural phenomena; any failure to finalize definitive supply agreements on acceptable terms or at all; and the other risk factors set forth in the Company’s most recent annual report on Form 10-K and its other filings with the Securities and Exchange Commission, available under its profile at www.sec.gov. These factors are beyond the Company’s ability to control or predict. There can be no assurance that the Company’s forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Any forward-looking statement speaks only as of the date on which it’s made and the Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required under applicable securities laws. Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement.